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                                                                     EXHIBIT 4.3


                           EAST-WEST MERGERCO, INC.

              1988 Incentive and Non-statutory Stock Option Plan
              --------------------------------------------------

BACKGROUND

         East-West Mergerco Inc., (the "Company") was incorporated in Delaware in 1988 in connection with the proposed merger of MicroCASE, Inc. and Cadre Technologies Inc. (collectively, the "Constituent Companies") and the Company pursuant to an Agreement and Plan of Merger by and among the Company and the Constituent Companies dated December 15, 1988. Options under this 1988 Incentive and Non-Statutory Stock Option Plan (the "Plan") will include options which are substituted for options granted under an cation plan of one of the Constituent Companies ("substituted options"), options granted under an option plan of one of Constituent Companies which are assumed by the Company ("assumed options") and options granted by the Company which are neither substituted or assumed options ("new options") . Substituted, assumed and new options will be referred to herein collectively as "options."

SECTION 1.     PURPOSE

         This Plan is intended as a performance incentive for officers and employees of the Company or its Subsidiaries (as hereinafter defined) and for certain other individuals providing services to or acting as directors of the Company or its Subsidiaries, to enable the persons to whom options are granted (an "Optionee" or "Optionees") to acquire or increase a proprietary interest in the success of the Company. The Company intends that this purpose will be effected by the granting of incentive stock options ("Incentive Options") as defined in Section 422A(b) of the internal Revenue Code of 1986 (the "Code") and other stock options ("Non-Statutory Options") under the Plan. The term "Subsidiaries" includes any corporations in which stock possessing 50% or more of the total combined voting power of all classes of stock is owned directly or indirectly by the Company.

SECTION 2.     OPTIONS TO BE GRANTED AND ADMINISTRATION

         2.1 OPTIONS TO BE GRANTED. Options granted under the Plan (whether substituted, assumed or new options) may be either Incentive Options or Non-Statutory Options.

         2.2. ADMINISTRATION BY THE BOARD. This Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board shall have full and final authority to operate, manage and administer the Plan on behalf of the Company. This authority includes, but is not limited to: (i) the power to grant options


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conditionally or unconditionally; (ii) the power to prescribe the form or forms of the instruments evidencing options granted under this Plan; (iii) the power to interpret the Plan; (iv) the power to provide regulations for the operation of the incentive features of the Plan, and otherwise to prescribe regulations for interpretation, management and administration of the Plan; (v) the power to delegate responsibility for Plan operation, management and administration on such terms, consistent with the Plan, as the Board may establish; (vi) the power to delegate to other persons the responsibility for performing ministerial acts in furtherance of the Plan's purpose; and (vii) the power to engage the services of persons or organizations in furtherance of the Plan's purpose, including but not limited to, banks, insurance companies, brokerage firms and consultants.

     In addition, as to each option, the Board shall have full and final authority in its discretion: (i) to determine the number of shares subject to each option; (ii) to determine the time or times at which options will be granted; (iii) to determine the option price for the shares subject to each option, which price shall be subject to the applicable requirements, if any, of
Section 5.1(c) hereof; and (iv) to determine the time or times when each option shall become exercisable and the duration of the exercise period, which shall not exceed the limitations specified in Section 5.1(a).

         2.3. APPOINTMENT AND PROCEEDINGS OF COMMITTEE. The Board may appoint a Stock Option Committee (the "Committee") which shall consist of at least three members of the Board, The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed, and may fill vacancies, however caused, in the Committee. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum, and all actions of the Committee shall be taken by a majority of its members. Any action may be taken by a written instrument signed by a majority of the members, and any action so taken shall be as fully effective as if it had been taken by a vote of a majority of the members at a meeting duly called and held.

         2.4. POWERS OF COMMITTEE. Subject to the provisions of this Plan and the approval of the Board, the Committee shall have the power to make recommendations to the Board as to whom options should be granted, the number of shares to be covered by each option, the time or times of option grants, and the terms and conditions of each option; provided, however, that the terms and conditions of each substituted option shall not differ materially from the option previously granted by a Constituent Company to the holder thereof. In addition, the Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to exercise the administrative and ministerial powers of the Board with regard to aspects of the Plan other than the granting of options. The interpretation and construction by the Committee of any provisions of the Plan or of any option granted hereunder and the exercise of any power delegated to it hereunder shall be final, unless otherwise determined by the Board. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

SECTION 3.     STOCK

         3.1 SHARES SUBJECT TO PLAN. The stock subject to the options granted under the plan shall be shares of the Company's authorized but unissued common stock, par value $.01 per share ("Common Stock"). The total number of shares that may be issued pursuant to options granted under the Plan shall not exceed an aggregate of 4,885,000 shares of Common Stock. Such number of shares shall be subject to adjustment as provided in Section 7 hereof.


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         3.2 LAPSED OR UNEXERCISED OPTIONS. Whenever any outstanding option under the Plan is cancelled or is otherwise terminated (other than by exercise), the shares of Common Stock allocable to the unexercised portion of such option shall be restored to the Plan and shall again become available for the grant of other options under the Plan.

SECTION 4.     ELIGIBILITY

         4.1 ELIGIBLE OPTIONEES. Incentive options may be granted only to officers and other employees of the Company or its Subsidiaries, including members of the Board who are also employees of the Company or a Subsidiary. Non-Statutory Options may be granted to officers or other employees of the Company or its Subsidiaries, to members of the Board or the board of directors of any Subsidiary whether or not employees of the Company or such Subsidiary, and to certain other individuals providing services to, the Company or its Subsidiaries.

         4.2 LIMITATIONS ON 10% STOCKHOLDERS. No Incentive Option shall be granted to an individual who, at the time the incentive Option is granted, owns (including ownership attributed pursuant to Section 425(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any parent or Subsidiary of the Company (a "greater-than-10% stockholder"), unless such Incentive Option provides that (i) the purchase price per share shall not be less than 110% of the fair market value of the Common Stock at the time such Incentive Option is granted, and (ii) that such Incentive Option shall not be exercisable to any extent after the expiration of five years from the date it is granted.

         4.3 LIMITATION ON EXERCISABLE OPTIONS. The aggregate fair market value (determined at the time the Incentive Option is granted) of the Common Stock with respect to which Incentive Options are exercisable for the first time by any person during any calendar year under the Plan and under any other option plan of the Company (or a parent or subsidiary as defined in Section 425 of the Code) shall not exceed $100,000; provided, however, that such limitation shall not be applicable to assumed or substituted options if on the date of grant of an assumed option, or on the date of grant of the option which has been replaced by the substituted option, such option was an incentive option under the provisions of the Internal Revenue Code of 1954 in effect on such date of grant. Any option granted in excess of the foregoing limitation shall be specifically designated as being a Non-Statutory Option.

SECTION 5.     TERMS OF THE OPTION AGREEMENTS

     5.1 MANDATORY TERMS. Each option agreement shall contain such provisions as the Board or the Committee shall from time to time deem appropriate. Option agreements applicable to substituted options shall contain provisions not materially different from the options which the substituted options replace. Option agreements need not be identical, but each option agreement by appropriate language shall include the substance of all of the following provisions:

         (a) EXPIRATION. Notwithstanding any other provision of the Plan or any option agreement, each option shall expire the option agreement, which date shall not be later than the tenth anniversary of the date on which the option was granted (fifth anniversary in the case of a greater-than-10% stockholder).

         (b) EXERCISE. Each option shall be exercisable in full or in installments (which need not be equal) and at such times as designated by the Board or the Committee. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming


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exercisable, but not later than the date the option expires.

         (c) PURCHASE PRICE. The purchase price per share of the Common Stock under each Incentive Option shall be not less than the fair market value of the Common Stock on the date the option is granted (110% of the fair market value in the case of a greater-than-10% stockholder); provided, however, that with respect to substituted options, the purchase price per share shall be not less than the fair market value of the Common Stock of the Constituent Company on the date the option which the substituted option replaces was granted (110% of the fair market value in the case of a greater- than-10% stockholder). For the purpose of the Plan the fair market value of the Common Stock shall be determined by the Board. The price at which shares may be purchased pursuant to NonStatutory Options shall not be less than 85% of the fair market value of the shares of Common Stock on the date the option is granted.

         (d) TRANSFERABILITY OF OPTIONS. Options granted under this Plan and rights and privileges conferred hereby may not be transferred, assigned, pledged, or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by applicable laws of descent and distribution, and shall not be subject to execution, attachment, or similar process upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any option under this Plan or any right or privilege conferred hereby contrary to the provisions of this Plan, or upon the sale of levy or any attachment or similar process upon the rights and privileges conferred hereby, such options shall thereupon terminate and become null and void.

         (e) TERMINATION OF EMPLOYMENT OR OTHER RELATIONSHIP OR DEATH OF OPTIONEE. Except as may be otherwise expressly provided in the terms and conditions of the option granted to the Optionee, options granted hereunder shall terminate on the earlier to occur of:

                  (i)  the date of expiration thereof; or

                  (ii) other than in the case of death of the Optionee or disability of the Optionee within the meaning of Section 22(e)(3) of the Code ("disability"), 90 days after termination of the employment between the Company and the Optionee in the case of an Incentive Option or 90 days after termination of the employment or other relationship between the Company and the Optionee, unless such termination provision is waived by resolution adopted by the Board within 30 days of the termination of such relationship, in the case of a Non-Statutory option.

         An employment relationship between the Company and the Optionee shall be deemed to exist during any period during which the Optionee is employed by the Company or by any Subsidiary. Whether authorized leave of absence or absence on military government service shall constitute termination of the employment relationship between the Company and the Optionee shall be determined by the Board or the Committee at the time thereof; provided, however, that with respect to incentive stock options, such determination shall be subject to any requirements contained in the Code including that employment shall not be deemed to continue beyond the first 90 days of such leave, unless the Optionee's reemployment rights are guaranteed by statute or by contract.

         In the event of the death of an Optionee while in an employment or other relationship with the Company and before the date of expiration of such option, such option shall terminate on the earlier of such date of expiration or 180 days following the date of such death. After the death of the Optionee, his executors, administrators or any person or persons to whom his option may be transferred by will or by laws of descent and distribution, shall have the right, at any time prior to


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such time termination, to exercise the option to the extent the Optionee was entitled to exercise such option immediately prior to his death.

         If an optionee's employment or other relationship with the Company terminates because of a disability, the Optionee's option shall terminate on the earlier of the date of expiration thereof or 12-months following the termination of such relationship; and unless by its terms it sooner terminates and expires during such 12-month period, the Optionee may exercise that portion of his or her option which is exercisable at the time of termination of such relationship.

         (f) RIGHTS OF OPTIONEES. No Optionee shall be deemed for any purpose to be the owner of any shares of Common Stock subject to any option unless and until (i) the option shall have been exercised pursuant to the terms thereof,
(ii) the Company shall have issued and delivered the shares of the Optionee, and
(iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Common Stock.

         5.2 CERTAIN OPTIONAL TERMS. The Board may in its discretion provide, upon the grant of any option hereunder, that the Company shall have an option to repurchase all or any number of shares purchased upon exercise of such option. The repurchase price per share payable by the Company shall be such amount or be determined by such formula as is fixed by the Board at the time the option for the shares subject to repurchase was granted. The Board may also provide that the Company shall have a right of first refusal with respect to the transfer or proposed transfer of any shares purchased upon exercise of an option granted hereunder. In the event the Board shall grant options subject to the Company's repurchase rights or rights of first refusal, the certificate or certificates representing the shares purchased pursuant to such option shall carry a legend satisfactory to counsel for the Company referring to the Company's repurchase option.

SECTION 6.     METHOD OF EXERCISE; PAYMENT OF PURCHASE PRICE

         6.1 NOTICE OF EXERCISE. Any option granted under the Plan may be exercised by the Optionee by delivering to the Company on any business day a written notice specifying the number of shares of Common Stock the Optionee then desires to purchase and specifying the address to which the certificates for such shares are to be mailed (the "Notice"), accompanied by payment for such shares.

         6.2 MEANS OF PAYMENT AND DELIVERY. Payment for the shares of Common Stock purchased pursuant to the exercise of an option shall be made either (i) in cash equal to the option price for the number of shares specified in the Notice (the "Total Option Price"); or (ii) if authorized by, or with the consent of, the Committee of the Board, in shares of Common Stock of the Company having a fair market value equal to or less than the Total Option Price, or by a combination of stock and cash; PROVIDED, HOWEVER, that neither the Committee nor the Board may approve the use of shares of Common Stock to pay all or any portion of the Total Option Price unless such shares of Common Stock have been held by the Optionee for such period of time that such use will not result in "compensation expense" to the Company, as determined under generally accepted accounting principles; or (iii) with respect to substituted or assumed options, and then only if authorized by the applicable option agreement and only to the extent permitted by law, by issuance by the option holder of a full recourse promissory note having the repayment terms specified in the applicable option agreement or approved by the Board or by the Committee; or (iv) if authorized by an option agreement issued in replacement of option agreements issued prior to 1989, in shares of Common Stock of the Company having a fair market value equal to or less than the Total Option Price, if any,


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of the Total Option Price over the fair market value of such shares of Common
Stock.

SECTION 7.     ADJUSTMENT UPON CHANCES IN CAPITALIZATION

         7.1 NO EFFECT OF OPTIONS UPON CERTAIN CORPORATE TRANSACTIONS. The existence of outstanding options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of Common Stock, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         7.2 STOCK DIVIDENDS, RECAPITALIZATION, ETC. If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, without receiving compensation therefor in money, services or property, then (i) the number, class and per share price of shares of stock subject to outstanding options hereunder shall be appropriately adjusted in such a manner as to entitle an Optionee to receive upon exercise of an option, for the same aggregate cash consideration, the same total number and class of shares as he would have received as a result of the event requiring the adjustment had he exercised his option in full immediately prior to such event; and (ii) the number and class of shares with respect to which options may be granted under the Plan shall be adjusted by substituting for the total number of shares of Common Stock then reserved for issuance under the Plan that number and class of shares of stock that would have been owned by the owner of an equal number of outstanding shares of Common Stock as the result of the event requiring the adjustment.

         7.3 DETERMINATION OF ADJUSTMENTS. Adjustments under this Section 7 shall be determined by the Board and such determinations shall be conclusive. The Board shall have the discretion and power in any such event to determine and to make effective provision for acceleration of the time or times at which any option or portion thereof shall become exercisable. No fractional shares of Common Stock shall be issued under the Plan on account of any adjustment specified above.

         7.4 NO ADJUSTMENT IN CERTAIN CASES. Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants into shares to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding options.

SECTION 8.     EFFECT OF CERTAIN TRANSACTIONS

         8.1 MERGERS WITH COMPANY AS SURVIVOR. After a merger of one or more corporations into the company or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each holder of an outstanding option shall, at no additional cost, be entitled upon exercise of such option to receive (subject to any required action by stockholders) in lieu of the number of shares as to which such option shall then be so exercisable, the number and class of shares of stock or other securities to which such holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such


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merger or consolidation, such holder had been the holder of record of a number of shares of Common Stock equal to the number of shares as to which such option shall be so exercised.

         8.2 LIQUIDATIONS AND MERGERS IN WHICH COMPANY NOT SURVIVOR. If the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation, or if the Company is liquidated, or sells or otherwise disposes of substantially all of its assets to another corporation while unexercised options remain outstanding under the Plan: (i) subject to the provisions of clause (iii) below, after the effective date of such merger, consolidation, liquidation, sale or disposition, as the case may be, each holder of an outstanding option (other than a substituted option which, by its terms, expires upon the effective date of such merger, consolidation or sale of assets) shall be entitled, upon exercise of such option, to receive, in lieu of shares of Common Stock, shares of such stock or other securities, cash or property as the holders of shares of Common Stock received pursuant to the terms of the merger, consolidation, liquidation, sale or disposition; (ii) the Board may accelerate the time for exercise of all unexercised and unexpired options to and after a date prior to or specified by the Board; sale or disposition, as the case may be, the effective date of such merger, consolidation, liquidation, sale or disposition, provided that (x) notice of such cancellation shall be given to each holder of an option and
(y)each holder of an option shall have the right to exercise such option to the extent that the same is then exercisable or, if the Board shall have accelerated the time for exercise of all unexercised and unexpired options, in full during the 30-day period preceding the effective date of such merger, consolidation, liquidation, sale or disposition.

SECTION 9.     AMENDMENT OF THE PLAN

         The Board may amend the Plan at any time, and from time to time, subject to the limitation that, except as provided in Sections 7 and 8 hereof, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law and regulations at an annual or special meeting held within twelve months before or after the date of adoption of such amendment, in any instance in which such amendment would: (i) increase the number of shares of Common Stock as to which options may be granted under the Plan; (ii) change in substance the provisions of Section 4 hereof relating to eligibility to participate in the Plan; or (iii) increase the maximum term of Options provided herein.

         Except as provided in Sections 7 and 8 hereof, rights and obligations under any option granted before any amendment of the Plan shall not be altered or impaired by such amendment, except with the consent of the Optionee.

SECTION 10.    NON-EXCLUSIVITY OF THE PLAN

         Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company or approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation to the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

SECTION 11.    GOVERNMENT AND OTHER REGULATIONS; GOVERNING LAW

     The obligation of the Company to sell and deliver shares of Common Stock with respect to options granted under the Plan shall e subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by government


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agencies as may be deemed necessary or appropriate by the Board or the
Committee.

         The Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

SECTION 12.    EFFECTIVE DATE OF PLAN; STOCKHOLDER APPROVAL

     The Plan shall become effective upon its approval by the Board; provided, however that the Plan shall be subject to the further approval of the Company's stockholders in accordance with applicable laws and regulations at an annual of special meeting held within one year of such effective date. No options granted under the Plan prior to such stockholder approval may be exercised until such approval has been obtained, and the right to exercise any such options shall by the terms thereof be specifically subject to such stockholder approval. No option may be granted under the Plan after the tenth anniversary of the effective date of the Plan.